UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 27, 2006

SRKP 4, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51473	20-2903204
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067

 (Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (310) 203-2902

Item 1.01. Entry into a Material Definitive Agreement

On February 27, 2006, SRKP 4, Inc. (the “Company”) entered into a certain Agreement and Plan of Merger (the “Merger Agreement”) with Cougar Biotechnology, Inc. (“Cougar”), a privately held company incorporated in Delaware, and SRKP Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Mergerco”), pursuant to which Mergerco, subject to certain conditions contained in the Merger Agreement, will merge with and into Cougar and Cougar will become a wholly-owned subsidiary of the Company. Cougar and the Company will agree to indemnify the Company’s officers and directors for their actions relating to the consideration, approval or consummation of the Merger Agreement, in accordance with an indemnity agreement (the “Indemnity Agreement”) to be entered into by and between Cougar, the Company and the Company’s current officers before the closing of the merger. As a condition to the Merger Agreement, the Company will redeem all of its currently outstanding shares of common stock, pursuant to a redemption agreement, effective concurrently with the closing of the merger, (the “Redemption Agreement”) entered into between the Company and its existing shareholders. Conditions to consummating the merger include approval of the shareholders of Cougar and other customary conditions. The parties may terminate the Merger Agreement if the merger is not completed by March 31, 2006.

A copy of the Merger Agreement and Redemption Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	The following exhibits are filed herewith:

Exhibit 10.1	Agreement and Plan of Merger dated February 27, 2006.

Exhibit10.2	Redemption Agreement dated February 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 27, 2006	SRKP 4, INC.

	By:	/s/ Richard Rappaport
Richard Rappaport, President